UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, Ga. 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 16, 2006, WinSonic Digital Media Group, Ltd. (the “Company”) filed a Form 8-K announcing the completion of the acquisition of Automated Interiors, LLC pursuant to an Amended and Restated Acquisition and Share Exchange Agreement (the “Acquisition Agreement”) executed on May 15, 2006 and effective for all purposes as of April 18, 2006. The Company hereby amends the Form 8-K dated May 16, 2006 to provide the required financial information related to the acquisition of Automated Interiors, LLC.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

      Audited financial statements as of December 31, 2005 and 2004 for Automated Interiors, LLC are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b) Pro Forma Financial Information

      Unaudited pro forma condensed combined financial information as of, and for the year ended, December 31, 2005 and the three months ended March 31, 2006, is attached hereto as Exhibit 99.3 and incorporated herein by reference.

(d) Exhibits

The following exhibits are furnished as part of this report:

99.1
Amended and Restated Acquisition and Share Exchange by and among Winsonic Digital Media Group, Ltd., Automated Interiors, LLC and William H. Mann and Jeffrey Fischer, the members of Automated Interiors, LLC, executed on May 15, 2006 (but effective as of April 18, 2006) - which was filed as Exhibit 99.1 of the Company’s Form 8K on May 16, 2006, and is hereby incorporated by reference.

99.2	Audited financial statements as of December 31, 2005 and 2004 for Automated Interiors, LLC.

99.3	Unaudited pro forma condensed combined financial information as of, and for the year ended, December 31, 2005 and the three months ended March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:    /s/ Winston Johnson
Winston Johnson
Chairman/CEO